Exhibit 10.80

OMNIBUS AMENDMENT AND CONSENT

This Omnibus Amendment and Consent (this “Amendment”), dated as of August 16, 2005, by and between Accentia Biopharmaceuticals, Inc., a Florida corporation (the “Company”), and Laurus Master Fund, Ltd., a Cayman Islands company (the “Purchaser”), amends that certain Securities Purchase Agreement, dated as of April 29, 2005 (the “Initial Closing Date”), by and between the Company and the Purchaser (the “Securities Purchase Agreement”); that certain Registration Rights Agreement, dated as of April 29, 2005, by and between the Company and the Purchaser (the “Registration Rights Agreement”); and that certain Secured Convertible Term Note, dated as of April 29, 2005, by the Company in favor of Purchaser for the total principal amount of $5,000,000 (the “Term Note”, collectively, with the Securities Purchase Agreement, and the Registration Rights Agreement, the “Funding Documents”). Capitalized terms used but not defined herein shall have the meanings given them in the Securities Purchase Agreement.

PREAMBLE

WHEREAS, pursuant to the Funding Documents, the Purchaser agreed to loan to the Company as of the Initial Closing Date and pursuant to the Term Note, a total principal amount of $5,000,000 (the “Initial Term Loan Amount”); the Term Note is convertible into shares of the Company’s common stock (the “Note Shares”) at an initial fixed conversion price of $3.30;

WHEREAS, the Company has requested that the Purchaser loan to the Company an additional $5,000,000 so as to increase the Initial Term Loan Amount and pursuant to the terms and conditions set forth herein, the Purchaser is willing to increase the Initial Term Loan Amount to $10,000,000 and, in consideration therefor and in consideration of the other agreements set forth herein, the receipt and sufficiency of which is hereby acknowledged, the Company has agreed to issue the Additional Penny Warrant (as defined below) and amend and restate the original Warrant issued to the Purchaser on April 29, 2005;

NOW, THEREFORE, in consideration of the covenants, agreements and conditions hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Amendments and Agreement.

(i)	Effective as of the Amendment Effective Date (as defined below), the Term Note is hereby amended and restated in the form attached hereto as Exhibit A (the “Amended and Restated Term Note”). For the avoidance of doubt, the amendment and restatement of the Term Note as set forth in this Section 1(i) shall be in substitution for and not in satisfaction of the Term Note;

(ii)	Pursuant to the escrow agreement in the form attached hereto as Exhibit B (the “Follow On Escrow Agreement”), on the Amendment Effective Date, the Company will deliver to the Purchaser, among other things, the Amended and Restated Term Note, the Additional Penny Warrant and the Amended and Restated Warrant, and the Purchaser will deliver to the Company (or to such other recipients as may be directed by the Company), among other things, the amounts set forth in the Disbursement Letter (attached hereto as Exhibit C) by certified funds or wire transfer.

(iii)	On the Amendment Effective Date, in further consideration of the amendments in this Section 1 and the additional extension of credit to be made by the Purchaser to the Company as contemplated herein, the Company shall issue a ten year warrant (the “Additional Penny Warrant”) to the Purchaser to purchase up to 277,778 shares of the common stock of the Company with an exercise price of $0.001, such Additional Penny Warrant to be in the form attached hereto as Exhibit D;

(iv)	On the Amendment Effective Date, in further consideration of the amendments in this Section 1 and the additional extension of credit to be made by the Purchaser to the Company as contemplated herein, the Company shall amend and restate the Warrant in the form attached hereto as Exhibit E (as amended and restated, the “Amended and Restated Warrant”);

(v)	Promptly after occurrence of the Amendment Effective Date, the original Term Note and original Warrant which are replaced with the Amended and Restated Term Note and Amended and Restated Warrant shall be returned to the Company.

2. Acknowledgments and Agreements with respect to various Related Agreements.

(i)	For the avoidance of doubt, each of the Company, The Analytica Group, Inc. (“Analytica”) and TEAMM Pharmaceuticals, Inc. (“TEAMM” and, together with the Company and Analytica, the “Credit Parties” and, each a “Credit Party”) hereby acknowledges and confirms its due authorization, execution and delivery of the Securities Purchase Agreement and all Related Agreements referred to therein (each as amended, restated, modified and/or supplemented through and including the date hereof) to which it is a party, including all instruments, financing statements, agreements, certificates and documents executed and delivered in connection therewith, and hereby ratifies all actions heretofore taken in connection therewith, including, without limitation, the acknowledgement, ratification and confirmation of the grant by each such Credit Party to the Purchaser of a security interest and charge, to the extent applicable, in the assets of such Credit Party as more specifically set forth in the Securities Purchase Agreement and the Related Agreements referred to therein;

(ii)	Each Credit Party, by its execution (or acknowledgment, as the case may be) and delivery of this Amendment, hereby consents to the extensions of credit pursuant to the Securities Purchase Agreement and the Related Agreements (including, without limitation, as amended by this Amendment). Each Credit Party further acknowledges and agrees to the provisions of this Amendment and hereby agrees for the benefit of the Purchaser that all extensions of credit (including as contemplated by this Amendment) pursuant to the Securities Purchase Agreement and the Related Agreements (including, without limitation, as amended by this Amendment, and as same may be further amended, restated, modified and/or supplemented from time to time) shall be fully entitled to all benefits of, and shall be fully guaranteed and secured pursuant to and in accordance with the terms of, each of the Securities Purchaser Agreement and the Related Agreements, as applicable. Each Credit Party further acknowledges, ratifies and confirms that the obligations and liabilities under the Amended and Restated Term Note constitute “Obligations” under the Stock Pledge Agreement, the Subsidiary Guaranty, the Master Security Agreement and the Note Pledge Agreement and the term “Obligations” under the Stock Pledge Agreement, the Subsidiary Guaranty, the Master Security Agreement and the Note Pledge Agreement include, without limitation, all obligations and liabilities of the Credit Parties to the Purchaser under the Securities Purchase Agreement and the Related Agreements (as defined therein) and all other obligations and liabilities of the undersigned to the Purchaser (including interest accruing after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, whether or not a claim for post-filing or post-petition interest is allowed or allowable in such proceeding), whether now existing or hereafter arising, direct or indirect, liquidated or unliquidated, absolute or contingent.

(iii)	Laurus hereby acknowledges and agrees that, (I) notwithstanding anything to the contrary set forth in the Securities Purchase Agreement or the Related Agreements referred to therein, the Company shall be permitted to incur up an aggregate amount at any time outstanding of no more than $7,5,000,000 of unsecured, convertible indebtedness (“Qualified Unsecured Borrowings”) from Hopkins Capital Group II, LLC (collectively, the “Affiliate Lenders”) prior to the completion of an underwritten initial public offering of the Company’s Common Stock, par value $.001 per share, pursuant to a Registration Statement on Form S-1 originally filed on February 11, 2005, as amended (Registration No. 33-122769) (the “Offering”); and (II) the Company shall be permitted to repay to the Affiliate Lenders the outstanding Qualified Unsecured Borrowings to the extent outstanding; provided that (i) no Event of Default has occurred and is continuing at such time of payment, both before and after giving effect to such payment, and (ii) at such time of proposed repayment, the total principal amount of indebtedness owed by the Company to Purchaser does not exceed $2,500,000..

(iv)	The parties hereto each acknowledge that subsequent to the Initial Closing Date, on May 16, 2005, the Company affected a 1 for 2.1052 reverse stock split (the “Reverse Split”) of its Common Stock. Except in respect of the Amended and Restated Term Note and the Amended and Restated Warrant entered into as part of this Amendment, the Securities Purchase Agreement and the other Related Agreements, references related to the Common Stock of the Company are determined prior to effectiveness of the Reverse Split and are subject to adjustment pursuant to the applicable terms therein (if any) addressing adjustment as a result of a reverse stock split.

3. Effectiveness. This Amendment shall be effective as of the date (the “Amendment Effective Date”) when:

(i)	Each Credit Party and Laurus shall have executed and each Credit Party shall have delivered to the Purchaser its respective counterpart to this Amendment and the Escrow Agreement;

(ii)	the Purchaser shall have received from each Credit Party, true and correct certified copies of resolutions of the Board of Directors (or equivalent) of such Person with respect to the matters set forth in this Amendment, and such resolutions shall be in form and substance satisfactory to the Purchaser;

(iii)	the Company shall have delivered to the Purchaser evidence in form and substance satisfactory to the Purchaser that (I) the maximum aggregate principal amount permitted to be drawn under its existing line of credit with the Affiliate Lenders (the “Hopkins Line”) shall have been increased to no less than $7,5,000,000 (it being understood that as of the date hereof, no more than $5,000,000 shall be outstanding thereunder) and (II) the Hopkins Line shall remain irrevocable, and the maximum amount permitted to be drawn thereunder shall not be reduced, by any Affiliate Lender until such time as the total principal amount of indebtedness owed by the Company to Purchaser is less than or equal to $2,500,000 or the Company has completed an public offering;

(iv)	the Company shall have delivered to the Purchaser evidence in form and substance satisfactory to the Purchaser that Pharmaceutical Product Development, Inc. (“PPDI”) shall have unconditionally exercised its rights under certain common stock purchase warrants of the Company (the “PPDI Warrants”) it holds and that the Company shall have received from PPDI cash proceeds equal to no less than $5,000,000, on an unconditional basis, in satisfaction of the exercise price of such PPDI Warrants;

(v)	the Company shall have delivered to the Purchaser evidence in form and substance satisfactory to the Purchaser that McKesson Corporation shall have consented in writing to the additional extension of credit by the Purchaser to the Company as described in the recitals hereto and shall have agreed to increase the permitted maximum principal amount of the “Senior Liabilities” referred to in the Subordination Agreement, dated as of April 29, 2005 between McKesson Corporation from $10,000,000 to no less than $15,000,000;

(vi)	the Company shall have delivered to the Purchaser evidence in form and substance satisfactory to the Purchaser of (I) the pledge to the purchaser by The Francis E. O’Donnell, Jr. Irrevocable Trust No. 1 (the “O’Donnell Trust”) of no less than 1,000,000 additional shares of common stock of Star Scientific, Inc. (the “Additional Pledged Shares”), (II) the due execution and delivery of an amendment to the O’Donnell Stock Pledge Agreement, dated as of April 29, 2005 between the O’Donnell Trust and the Purchaser evidencing the additional pledge of the Additional Pledged Shares (III) delivery to Purchaser of the original share certificates evidencing the Additional Pledged Shares together with undated stock powers executed in blank;

(vii)	the Company shall have provided the Purchaser with evidence reasonably satisfactory to the Purchaser that the requisite consent of the holder’s of the Company’s Series E preferred stock has been obtained in respect of the consummation of the transactions described herein, including, without limitation, the granting to the Purchaser of registration rights pursuant to the terms of the Registration Rights Agreement;

(viii)	the Company shall have executed and delivered to the Purchaser each of the Amended and Restated Term Note, the Escrow Agreement, the Additional Penny Warrant and the Additional Warrant; and

(ix)	the Company shall have provided the Purchaser with an opinion of counsel in form and substance satisfactory to the Purchaser addressing such matters as shall arise in connection with this Amendment and the transactions described herein.

4. Miscellaneous.

(i)	Except as specifically set forth in this Amendment, there are no other amendments to the Term Note, and all of the other forms, terms and provisions of the Term Note remain in full force and effect.

(ii)	The Company hereby represents and warrants to the Purchaser that (i) no Event of Default exists on the date hereof, after giving effect to this Amendment, (ii) on the date hereof, after giving effect to this Amendment, all representations, warranties and covenants made by the Company in connection with the Loan Documents are true, correct and complete, (iii) on the date hereof, after giving effect to this Amendment, all of the Company’s and its Subsidiaries’ covenant requirements have been met and (iv) neither the Company, nor any of its Subsidiaries or affiliates, nor any person acting on its or their behalf, has directly or indirectly made any offers or sales of any security or solicited any offers to buy any security (other than an offering the Purchaser under a Security Agreement between the Parent and Laurus the Purchaser dated as of April 29, 2005 (as amended, modified and/or supplemented from time to time, the “Security Agreement”)) under circumstances that would cause the offering of the Securities pursuant to this Securities Purchase Agreement, any of the Related Agreements or the initial public offering of the Parent’s Common Stock to be determined to be integrated with prior offerings by the Parent for purposes of the Securities Act which would (x) prevent the Parent from selling the Securities pursuant to Rule 506 under the Securities Act, or any applicable exchange-related stockholder approval provisions or (y) give rise to, for the benefit of the holders of any security of the Parent received through any such offering or sale, the right of rescission of such offering or sale, nor will the Parent or any of its affiliates or Subsidiaries take any action or steps that would cause the offering of the Securities or the securities to be issued in connection with the initial public offering of the Parent’s Common Stock to be integrated with other offerings.

(iii)	From and after the Amendment Effective Date, all references in the Funding Documents and in the other Related Agreements referred to in the Securities Purchase Agreement, shall be deemed to be references to such documents as modified and to the extent modified hereby.

(iv)	This Amendment shall be binding upon the parties hereto and their respective successors and permitted assigns and shall inure to the benefit of and be enforceable by each of the parties hereto and its successors and permitted assigns. THIS AMENDMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

[signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment or has caused this Amendment to be executed on its behalf by a representative duly authorized, all as of the date first above set forth.

COMPANY:		PURCHASER:

ACCENTIA BIOPHARMACEUTICALS, INC.		LAURUS MASTER FUND, LTD.

By:	/s/ Francis E. O’Donnell	By:	/s/ Eugene Grin
Name:	Francis E. O’Donnell	Name:	Eugene Grin
Title:	Chief Executive Officer	Title:	Director

AGREED AND ACKNOWLEDGED:

THE ANALYTICA GROUP, INC.

By:	/s/ Steve Arikian
Name:	Steve Arikian
Title:	Chairman and CEO

TEAMM PHARMACEUTICALS, INC.

By:	/s/ Martin Baum
Name:	Martin Baum
Title:	President

ANNEX A

AMENDED AND RESTATED TERM NOTE

ANNEX B

ESCROW AGREEMENT

EXHIBIT C

DISBURSEMENT LETTER

ANNEX D

ADDITIONAL PENNY WARRANT

ANNEX E

AMENDED AND RESTATED WARRANT